UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2018 (February 2, 2018)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, Laredo Petroleum, Inc. (the "Company") announced that Patrick J. Curth, the Company's Senior Vice President—Exploration and Land, notified the Company that he will resign from his position with the Company as a Senior Officer effective as of March 1, 2018 (the "Effective Date"). Following the Effective Date, as part of the management succession planning, Mr. Curth will continue to be employed as a non-executive, non-officer employee of the Company, with a title of Senior Advisor, reporting to the Chief Executive Officer. Mr. Curth's responsibilities as Senior Advisor will include helping transition business relationships to other officers and supporting the Company's significant exploration and land projects, as well as specific projects as may be reasonably assigned to him by the Company's Chief Executive Officer. Mr. Curth, age 66, has served the Company and its management team since the inception of Laredo in 2006. A copy of the press release announcing Mr. Curth's resignation is attached hereto as Exhibit 99.1.

As of the Effective Date, Mr. Curth will receive an annual base salary of $293,250, which is based on Mr. Curth being available to fulfill a work schedule of 40 hours per week, subject to reduction for proration. Mr. Curth's outstanding unvested equity awards will continue to be eligible to vest in accordance with their terms until termination of his employment with the Company. Mr. Curth will continue to receive welfare benefits and participate in the Company's 401(k) plan. He will be eligible to receive his bonus for 2017; however, he will not be eligible for any bonus or new grants of long-term incentive awards for 2018 or any future years. If a Change in Control (as defined in the Laredo Petroleum, Inc. Change in Control Executive Severance Plan, effective November 9, 2011, as amended (the "Executive Severance Plan")) occurs within 12 months of the Effective Date, all of Mr. Curth's outstanding equity awards will become fully vested and he will be entitled to receive Severance Payments (as defined in the Executive Severance Plan) based on his last full annual salary and bonus immediately prior to his resignation as Senior Vice President—Exploration and Land. Upon Mr. Curth's termination of employment as a Senior Advisor (and provided that no Change in Control occurs within 12 months of the Effective Date), (i) all of Mr. Curth's outstanding equity awards will vest on an accelerated basis, subject to Mr. Curth’s execution of a non-compete agreement and release of claims against the Company, (ii) medical, dental and vision plan coverage will end on the last day of the month in which the termination occurs and (iii) he will be entitled to COBRA coverage for 18 months after termination.
Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: February 5, 2018	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President & General Counsel